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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 1997



                             C O M P U R A D, I N C.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    000-21157               86-0710268
(State or other jurisdiction      (Commission File Number)   (I.R.S.  Employer
of incorporation or organization)                            Identification No.)



                                 1350 NORTH KOLB
                              TUCSON, ARIZONA 85715
          (Address, including zip code, of principal executive offices)


                                 (520) 298-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to that certain Technology Purchase Agreement (the "Agreement") dated July 30, 1997, CompuRAD, Inc., a Delaware corporation (the "Company") purchased (i) Image Management Server ("IMS") technology, (ii) Film Image Scan System ("FISS") technology, (iii) related documentation, (iv) contractual rights and (v) computer hardware and software used in the development of the such IMS and FISS technology from Star Technologies, Inc., a Delaware corporation ("Star") for 100,000 restricted shares of the Company's Common Stock. In addition, for a period beginning on the date of the Agreement and ending the sooner of the sale and payment of 500 copies each of IMS and FISS or five years from the date of the Agreement, the Company shall pay Star the sum of $1,500 per license for each license or derivative product of IMS and $200 per license for each license or derivative product of FISS.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)  Financial Statements of Businesses Acquired

                           Not applicable

                  (b)  Pro Forma Financial Information

                           Not applicable

                  (c)  Exhibits

                  2.1 Technology Purchase Agreement, dated as of July 30, 1997, between Star Technologies, Inc., a Delaware corporation and CompuRAD, Inc., a Delaware corporation.
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                                 COMPURAD, INC.
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CompuRAD, Inc.


Date:  August 11, 1997                        /s/ Phillip Berman
       --------------------                  ------------------------
                                             Phillip Berman, M.D.
                                             Chairman, President
                                             and Chief Executive Officer